Exhibit 10.1
CRUMBS HOLDINGS LLC
A Delaware Limited Liability Company

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of May 5, 2011
THE LIMITED LIABILITY COMPANY INTERESTS IN CRUMBS HOLDINGS LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE COMPANY AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE COMPANY AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

EXHIBIT A — Board of Managers
EXHIBIT B — Officers
EXHIBIT C — Form of Accession Agreement
EXHIBIT D — Members Notices

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CRUMBS HOLDINGS LLC
A Delaware Limited Liability Company
          This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Crumbs Holdings LLC (the “Company”), dated and effective as of May 5, 2011 (this “Agreement”), is adopted, executed and agreed to, for good and valuable consideration, by and among the Members (as defined below).
          WHEREAS, the Company has been formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (the “Act”), by filing a Certificate of Formation (the “Certificate”) with the office of the Secretary of State of Delaware on February 27, 2008;
          WHEREAS, the Company’s initial Limited Liability Company Agreement dated March 5, 2008, was amended and restated pursuant to that certain Amended and Restated Limited Liability Company Agreement, dated as of March 7, 2008 (the “First Amended Agreement”);
          WHEREAS, in connection with that certain Subscription and Employment Agreement, dated as of September 30, 2008, by and between the Company and John D. Ireland (the “Subscription Agreement”), the Company issued 15,385 former class B units to John D. Ireland representing, at the time of such issuance, 2 1/2% of the Company on a fully-diluted basis;
          WHEREAS, in connection with transactions contemplated by the Subscription Agreement, the Company adopted the Second Amended and Restated Limited Liability Company Agreement of Crumbs Holdings LLC, dated as of September 30, 2008, by and among the Company and the Members as set forth in the Schedule of Members attached thereto (the “Second Amended Agreement”);
          WHEREAS, the Company, 57th Street General Acquisition Corp., a Delaware corporation (“Parent”), 57th Street Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), the Legacy Members (as defined herein) and the representatives of the Legacy Members entered into that certain Business Combination Agreement made and entered into as of January 9, 2011, and subsequently amended by that certain Amendment to Business Combination Agreement, dated February 18, 2011, that certain Amendment No. 2 to Business Combination Agreement, dated March 17, 2011, and that certain Amendment No. 3 to Business Combination Agreement, dated April 7, 2011 (as such agreement is amended from time in accordance with its terms, the “Business Combination Agreement”), pursuant to which Merger Sub is being merged with and into the Company with the Company surviving the merger (the “Merger”);
          WHEREAS, in connection with the consummation of the Merger and in accordance with the terms of the Business Combination Agreement, the Members wish to amend and restate the Second Amended Agreement in accordance with its terms and, in connection therewith, to (1) convert all outstanding membership interests in the Company, including the outstanding Legacy Units (as defined herein), into, inter alia, 4,494,491 New Crumbs Class A Voting Units and 4,541,394 New Crumbs Class B Exchangeable Units (in each case as defined below) and (2) issue and/or Transfer 4,494,491 New Crumbs Class A Voting Units to Parent in exchange for, inter alia, the Capital Contribution made by Parent in connection with the Merger and admit Parent as the sole member of the Company holding New Crumbs Class A Voting Units; and
          WHEREAS, the parties hereto desire to enter into this Third Amended and Restated Limited Liability Company Agreement of the Company.
          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Business Combination Agreement, the parties hereto, each intending to be legally bound, agree that the Second Amended Agreement is hereby amended and restated in its entirety as follows:
ARTICLE I.
DEFINITIONS
               Section 1.1. Definitions.
          Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:
          “AAA” has the meaning set forth in ARTICLE X.
          “AAA Rules” has the meaning set forth in Section 10.2.
          “Accession Agreement” has the meaning set forth in Section 8.5.
          “Act” has the meaning set forth in the recitals.
          “Actual Tax Amount” has the meaning set forth in Section 4.4.
          “Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 8.5 by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.
          “Additional Restrictions” has the meaning set forth in Section 8.6.
          “Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Fiscal Year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury

Regulations Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such Fiscal Year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(b)(i) or Section 5.1(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Unit shall be the amount that such Adjusted Capital Account would be if such Unit were the only interest in the Company held by such Member from and after the date on which such Unit was first issued.
          “Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.5(c)(i) or Section 3.5(c)(ii).
          “Affiliate” when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of a Member shall include all its directors, managers, officers and employees in their capacities as such.
          “Agreed Value” of any Contributed Property means the Fair Market Value of such property or other consideration at the time of contribution as determined by the Board of Managers acting in Good Faith, without taking into account any liabilities to which such Contributed Property was subject at such time. The Board of Managers acting in Good Faith shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the Fair Market Value of each Contributed Property.
          “Applicable Federal Rate” means a rate per annum equal to the applicable federal rate for semi-annual compounding under Section 1274(d) of the Code.
          “Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not admitted to the Company as a Member.
          “Assumed Tax Liability” means, for any Quarterly Estimated Tax Period in a calendar year, an amount, as determined by the Board of Managers acting in Good Faith, equal to the U.S. federal, state and local income taxes that would be due from the Company based on the taxable income of the Company for such Quarterly Estimated Tax Period and all prior Quarterly Estimated Tax Periods in such calendar year (based upon (i) the information returns filed by the Company, as amended or adjusted to date, and (ii) estimated amounts, in the case of periods for which the Company has not yet filed information returns) assuming the Company were an individual resident in New York, New York (or, if higher, a corporation doing business in New York, New York), taking into account the non-deductibility of expenses subject to the limitation described in Section 67(a) of the Code and the deductibility of state and local income taxes. The calculation of Assumed Tax Liability shall take into account the carry forward of prior losses and the character of the items allocated (e.g., capital or ordinary). The state and local income tax liability used in determining Assumed Tax Liability shall be determined by the Board of Managers acting in Good Faith taking into account the various locations of the Company’s operations. For the avoidance of doubt, Assumed Tax Liability shall be determined only with respect to taxable income earned by the Company and shall be calculated by disregarding any adjustment to the taxable income of the Company that may arise under Section 743(b) of the Code as a result of an acquisition of an interest in the Company by any Member in a transaction described in Section 743(a) of the Code.
          “Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.
          “Board of Managers” has the meaning set forth in Section 6.2.
          “Board Member” has the meaning set forth in Section 6.2.
          “Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.
          “Business Combination Agreement” has the meaning set forth in the recitals.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.
          “Cash Management Loans” has the meaning set forth in Section 3.4(c).
          “Capital Account” means the capital account maintained for a Member pursuant to Section 3.5.

          “Capital Contribution” means, with respect to any Member, the aggregate amount of any cash, cash equivalents or the Fair Market Value of other property that a Member contributes to the Company with respect to any Unit or other Equity Securities issued by the Company (net of liabilities assumed by the Company or to which such property is subject) from time to time.
          “Carrying Value” means (a) with respect to a Contributed Property, subject to the following sentence, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, subject to the following sentence, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.5(c)(i) and Section 3.5(c)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board of Managers acting in Good Faith.
          “Certificate” has the meaning set forth in the recitals.
          “CFO and Treasurer” has the meaning set forth in Section 6.3.
          “Chair” has the meaning set forth in Section 6.2.
          “Chief Executive Officer” has the meaning set forth in Section 6.3.
          “Class” means the classes into which the limited liability company Membership Interests in the Company created in accordance with Section 3.1 , Section 3.2 and Section 3.4 may be classified or divided from time to time by the Board of Managers, subject to the approval of each Class of Members in accordance with Section 7.4(b) and Section 7.4(c), and otherwise pursuant to the terms and conditions of this Agreement. As of the date of this Agreement the only classes of units are the New Crumbs Class A Voting Units and the New Crumbs Class B Exchangeable Units. Subclasses within a Class shall not be separate Classes for purposes of this Agreement. For all purposes hereunder and under the Act, only such Classes expressly established under this Agreement in accordance with its terms by the Board of Managers shall be deemed to be a class or group of limited liability company interests in the Company.
          “Class A Holder” means Parent and any Transferee to which the existing Class A Holder Transfers all Units and other Equity Securities held by it and that is admitted to the Company as the Class A Holder in each case in accordance with the terms and conditions of this Agreement and the Act.
          “Class A Percentage Interest” means, with respect to any Member as of any date of determination, a percentage obtained by dividing the number of New Crumbs Class A Voting Units held by such Member by the total number of all outstanding New Crumbs Class A Voting Units.
          “Class B Percentage Interest” means, with respect to any Member as of any date of determination, a percentage obtained by dividing the number of New Crumbs Class B

Exchangeable Units held by such Member by the total number of all outstanding New Crumbs Class B Exchangeable Units.
          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
          “Combined Meeting” has the meaning set forth in Section 7.2.
          “Common Stock” means the common stock of the Class A Holder, par value $.0001 per share, and any Equity Securities issued or issuable in exchange for, or with respect to, such Common Stock (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.
          “Company” has the meaning set forth in the preamble hereto.
          “Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Treasury Regulations Section 1.704-2(d).
          “control” means, when used with reference to any Person, the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or other understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
          “Contributed Property” means any property contributed to the Company by a Member with respect to any Unit or other Equity Securities issued by the Company.
          “Covered Person” means (i) the Class A Holder and any of its officers or directors, (ii) any Member other than the Class A Holder, any Affiliate of such Member and any officer, director, shareholder, partner, member, employee, or agent of such Member or any Affiliate (other than the Class A Holder) thereof, or (iii) any Board Member or Officer of the Company or its Subsidiaries.
          “Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(b)(x).
          “Delaware Arbitration Act” has the meaning set forth in Section 10.3.
          “Dispute” has the meaning set forth in ARTICLE X.
          “Dispute Notice” has the meaning set forth in ARTICLE X.
          “Distributable Assets” means, with respect to any fiscal period, all cash receipts (including from any operating, investing and financing activities) and (if distribution thereof is determined to be necessary or desirable by the Board of Managers acting in Good Faith) other assets of the Company from any and all sources, reduced by operating cash expenses, contributions of capital to Subsidiaries of the Company and payments (if any) required to be made in connection with any loan to the Company and any reserve for contingencies or escrow required, in each case, as is determined by the Board of Managers acting in Good Faith.
          “Economic Risk of Loss” has the meaning set forth in Section 5.1(b)(vi).
          “Excess Cash” means any cash or cash equivalents of the Class A Holder resulting from Tax Distributions by the Company to the Class A Holder and/or the repayment of Cash Management Loans in excess of reasonable reserves established for the operating expenses of the Class A Holder.
          “Employment Agreements” means, collectively, (i) the Employment Agreement, dated as of the date hereof, by and among Parent, the Company and Jason Bauer, (ii) the Employment Agreement, dated as of the date hereof, by and among Parent, the Company and Mia Bauer and (iii) the Employment Agreement, dated as of the date hereof, by and among Parent, the Company and John D. Ireland.
          “Equity Securities” means, as applicable, (i) any capital stock, limited liability company or membership interests, partnership interests, or other equity interest, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interests, or other equity interest or containing any profit participation features, (iii) any rights, warrants, or options directly or indirectly to subscribe for or to purchase any capital stock, limited liability company or membership interests, partnership interest, other equity interest or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interest, other equity interests or securities containing any profit participation features, (iv) any equity appreciation rights, phantom equity rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination, recapitalization, merger, consolidation or other reorganization.
          “Exchange” means an exchange of New Crumbs Class B Exchangeable Units for Common Stock pursuant to the Exchange Agreement.
          “Exchange Agreement” means the Exchange and Support Agreement, dated as of May 5, 2011 among Parent, the Company, and the Exchanging Members (as defined therein) from time to time party thereto, as it may be amended, modified or supplemented from time to time in accordance with its terms.
          “Fair Market Value” means (i) in reference to a particular Unit or other Equity Security issued by the Company or, as the case may be, all of the outstanding Units or other Equity Securities issued by the Company, the fair market value for such Unit(s) or Equity Security(ies) as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, including, to the extent applicable, the fair market value of the Common Stock or other Equity Securities of Parent, as determined by the Board of Managers acting in Good Faith and (ii) in reference to assets or securities other than Units or other Equity Securities issued by the

Company, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as is determined by the Board of Managers acting in Good Faith.
          “First Amended Agreement” has the meaning set forth in the recitals hereto.
          “Formation Date” has the meaning set forth in Section 2.1.
          “GAAP” means accounting principles generally accepted in the United States of America, consistently applied and maintained throughout the applicable periods.
          “Good Faith” shall mean a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and its Members and otherwise consistent with the fiduciary duties set forth in Section 6.2(b), and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.
          “Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority or regulatory authority, agency, department, board, commission, administration, or instrumentality, any court, tribunal, arbitrator or any self-regulatory organization, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.
          “HSR Act” has the meaning set forth in Section 8.3(f).
          “Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss.
          “Indemnified Person” has the meaning set forth in Section 6.4.
          “Insider Warrant Exchange Agreement” means that certain Insider Warrant Exchange Agreement dated as of May 5, 2011, among Parent, Parent Sponsor, the Underwriter and the Underwriting Group pursuant to which the Parent will exchange shares of Common Stock for (i) 3,500,000 of the Insider Warrants held by the Parent Sponsor and (ii) 200,000 Insider Warrants held by the Underwriter and the Underwriter Group.
          “Insider Warrants” means the warrants to purchase 3,700,000 shares of common stock of Parent.
          “Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or the Members, as the case may be.

          “Lease Assignment and Assumption Agreements” means, collectively the Lease Assignment and Assumption Agreements, dated as of the date hereof, by and between Crumbs, Inc. and, separately, each of (i) Crumbs Beverly Hills, LLC, (ii) Crumbs 42nd Street II, LLC, (iii) Crumbs Larchmont, LLC, (iv) Crumbs Downtown II, LLC and (v) Crumbs Wall Street, LLC and the Guaranty Agreements, dated as of the date hereof, by and between Crumbs Holdings, LLC and, separately, each of (i) One Ten West Fortieth Associates, (ii) Larchmont Properties Ltd., (iii) MacArthur Properties LLC, (iv) Uniway Partners, LP, and (v) 134 East 93rd Street Associates.
          “Legacy Members” means the Members of the Company as of immediately prior to consummation of the Merger, including, Crumbs, Inc., Jason Bauer, Victor Bauer, Mia Bauer, EHL Holdings LLC, Crumbs, Inc. and John Ireland.
          “Legacy Units” means the Class A Units, the Class B Units and the Class C Units, in each case, as defined in the Second Amended Agreement.
          “Loan Documents” means (i) the Commercial Loan Agreement, dated as of May 5, 2011, by and between Southeastern Bank, as lender, and the Company, as borrower, (ii) the Promissory Note, dated as of May 5, 2011, issued by the Company, as borrower, to Southeastern Bank, as lender, and (iii) the Assignment of Certificate of Deposit/Share Certificate, dated as of May 5, 2011, by and between Southeastern Bank, as lender, and the Company, as borrower.
          “Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.
          “Member” means each Person listed on the Schedule of Members on the date hereof and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as such term is defined in the Act) of the Company. Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement.
          “Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).
          “Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).
          “Member Nonrecourse Deduction” has the meaning set forth for the term “partner nonrecourse deduction” in Treasury Regulations Section 1.704-2(i)(2).
          “Membership Interest” means, with respect to each Member, such Member’s limited liability company interest, including any economic interest and rights as a Member.
          “Membership Interest Certificate” has the meaning set forth in Section 3.9.
          “Merger” has the meaning set forth in the recitals.
          “Merger Sub” has the meaning set forth in the recitals.

          “Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member in respect of its Units by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 3.5(c)(ii)) at the time such property is distributed, reduced by any liabilities either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.
          “Net Income” and “Net Loss” means, for each taxable year, the taxable income or loss of the Company determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction, required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) and with the accounting method used by the Company for federal income tax purposes with the following adjustments: (a) all items of income, gain, loss, or deduction allocated pursuant to Section 5.1(b) (relating to Special Allocations) shall not be taken into account in computing such taxable income or loss; (b) any income of the Company that is exempt from federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) if the Carrying Value of any asset differs from its adjusted tax basis for federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall for purposes of determining Net Income and Net Loss be an amount which bears the same ratio to such Carrying Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the federal income tax depreciation, amortization or other cost recovery deduction is zero, the Board of Managers acting in Good Faith may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Net Income and Net Loss); (e) any expenditures of the Company that are described in Section 705(a)(2)(B) of the Code or are treated as described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income and Net Loss shall be treated as deductible items; and (f) in the event the Carrying Value of any Company asset is adjusted in accordance with the definition of Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss.
          “New Crumbs Class A Voting Units” has the meaning set forth in Section 3.1(a).
          “New Crumbs Class B Exchangeable Units” has the meaning set forth in Section 3.1(a).
          “Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulations Section 1.704-2(b), are attributable to a Nonrecourse Liability.

          Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).
          “Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 6.3, subject to any resolution of the Board of Managers appointing such Person as an officer of the Company or relating to such appointment.
          “Original Agreement” has the meaning set forth in the recitals hereof.
          “Parent Sponsor” means 57th Street GAC Holdings LLC, a Delaware limited liability company.
          “Percentage Interest” means, with respect to any Member as of any date of determination, a percentage obtained by dividing the number of Units held by such Member by the total number of all outstanding Units.
          “Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.
          “Permitted Class A Holder” means a prospective Transferee of the Class A Holder approved by the Members is accordance with Section 7.4(b).
          “Permitted Pledge” has the meaning set forth in Section 8.5(c)(i).
          “Pledge” means pledge, grant a security interest in, create a lien on, assign the right to receive distributions or proceeds from, or otherwise encumber, directly or indirectly, or any act of the foregoing.
          “Proceeding” has the meaning set forth in Section 6.4(e).
          “Public Company Distributions” has the meaning set forth in Section 4.1(b).
          “Public Company Expenses” has the meaning set forth in Section 4.1(b).
          “Quarterly Estimated Tax Periods” means the two, three, and four calendar month periods with respect to which Federal quarterly estimated tax payments are made. The first such period begins on January 1 and ends on March 31. The second such period begins on April 1 and ends on May 31. The third such period begins on June 1 and ends on August 31. The fourth such period begins on September 1 and ends on December 31.
          “Registered Agent” has the meaning set forth in Section 2.6.
          “Required Allocations” shall have the meaning specified in Section 5.1(b)(x)(1).
          “Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.2(b)(i)(A) or Section 5.2(b)(ii)(B), respectively, to eliminate Book-Tax Disparities.
          “Required Allocation” has the meaning set forth in Section 5.1(b)(x).
          “Required Class A Issuance” has the meaning set forth in Section 3.2.
          “Required Class B Issuance” has the meaning set forth in Section 3.2.
          “Required Issuance” has the meaning set forth in Section 3.2.
          “Required Warrant Issuance” has the meaning set forth in Section 3.4.
          “Restricted Units” means all Units other than (a) Units that have been registered under a registration statement pursuant to the Securities Act, (b) Units with respect to which a Transfer has been made in reliance on and in accordance with Rule 144 or (c) Units with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance reasonably satisfactory to the Company, of counsel, who shall be reasonably satisfactory to the Company, or (ii) a “no action” letter from the staff of the Commission, to the effect that subsequent transfers of such Units may be effected without registration under the Securities Act or compliance with Rule 144.
          “Rule 144” means Rule 144 (or any successor provision) under the Securities Act.
          “Schedule of Members” has the meaning set forth in Section 3.1(b).
          “Second Amended Agreement” has the meaning set forth in the recitals hereto.
          “Secretary” has the meaning set forth in Section 6.3.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by thereunder.
          “Settlement Agreement” means the Settlement and Release Agreement, dated as of the date hereof, by and among the Company, Bauer Holdings Inc., a New York corporation (f/k/a Crumbs, Inc.), Jason Bauer, Mia Bauer, Victor Bauer and Lion Partners Ltd.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control the management of any such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
          “Subscription Agreement” has the meaning set forth in the recitals.
          “Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 8.5 by virtue of such Person receiving all or a portion of a Membership Interest from a Member or an Assignee and not from the Company.
          “Successor in Interest” means any (i) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (ii) assignee for the benefit of the creditors of, (iii) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of, or (iv) other executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise.
          “Tax Distribution” has the meaning set forth in Section 4.4.
          “Tax Matters Member” has the meaning set forth in Section 9.4(a).
          “Tax Receivable Agreement” means the Tax Receivable Agreement, dated on or about the date hereof, among Parent, the Company and the Legacy Members, as it may be amended or supplemented from time to time.
          “Transfer” means sell, assign, convey, contribute, give, or otherwise transfer absolutely or conditionally equitably, legally, of record or beneficially, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, or any act of the foregoing, but excludes Pledge or any act of Pledging. The terms “Transferee,” “Transferor,” “Transferred,” “Transferring Member,” “Transferor Member” and other forms of the word “Transfer” shall have the correlative meanings.
          “Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
          “Underwriter” means Morgan Joseph LLC.
          “Underwriter Group” means Ladenburg Thalmann & Co. Inc., I-Bankers Securities Incorporated, Maxim Group LLC and Rodman & Renshaw, LLC.
          “Units” means the New Crumbs Class A Voting Units, the New Crumbs Class B Exchangeable Units and any other Class of limited liability company interests in the Company denominated as “Units” that is established in accordance with this Agreement, which shall constitute limited liability company interests in the Company as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.
          “Vice President” has the meaning set forth in Section 6.3.
          Section 1.2. Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:
          (a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;
          (b) words importing any gender shall include other genders;
          (c) words importing the singular only shall include the plural and vice versa;
          (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;
          (e) the words “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited;
          (f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;
          (g) references to any Person include the successors and permitted assigns of such Person;
          (h) the use of the words “or,” “either” and “any” shall not be exclusive;
          (i) references to “$” or “dollars” means the lawful currency of the United States of America;
          (j) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and
          (k) the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
ARTICLE II.
GENERAL PROVISIONS
          Section 2.1. Formation. The Company was formed as a Delaware limited liability company on February 27, 2008 (the “Formation Date”) by the execution and filing of the Certificate by an authorized person under and pursuant to the Act and the execution of the Original Agreement. The Members hereby confirm such formation and agree to continue the Company as a limited liability company under the Act and all other pertinent laws of the State of Delaware for the purposes and upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Act in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
          Section 2.2. Name. The name of the Company is “Crumbs Holdings LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Board of Managers may select from time to time. Subject to the Act, the Board of Managers may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Members.
          Section 2.3. Term. The term of the Company commenced on the Formation Date and shall continue in existence perpetually until termination and liquidation of the Company in accordance with the provisions of ARTICLE VIII and the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.
          Section 2.4. Purpose; Powers.
          (a) General Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act, business, purpose or activity for which limited liability companies may be formed or otherwise permitted to be carried on by a limited liability company under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company formed under the laws of the State of Delaware.
          (b) Company Action. Subject to the provisions of this Agreement and except as prohibited by the Act, the Company may, with the approval of the Board of Managers, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member except as otherwise required herein. .

          Section 2.5. Existence and Good Standing; Authorized Person; Foreign Qualification. The Board of Managers shall take all action which may be necessary (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Members and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person, and shall not commingle the Company’s assets with those of any Affiliate of the Company or any other Person and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulation and shall not commingle the Company’s assets with those of any Affiliate of the Company or any other Person. Each Officer, or designees thereof, is hereby designated as an authorized person, within the meaning of the Act, and as such may execute, deliver and file or cause to be executed, delivered and filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such amendments or restatements of the Certificate and any other certificates, notices, statements or other instruments (including certificates of limited liability companies and fictitious name certificates) and other documents as are necessary or advisable for the formation of the Company or the operation of the Company in all jurisdictions where the Company may elect to do business, or otherwise required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions, but no such amendment, restatement or other instrument may be executed, delivered or filed unless adopted in a manner authorized by this Agreement. The Board of Managers may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction other than the State of Delaware.
          Section 2.6. Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the Registered Agent (as defined below) or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by Law. The address of the registered agent for service of process on the Company in the State of Delaware shall be 615 South DuPont Highway, Dover, Delaware 19901 and the registered agent of the Company in the State of Delaware shall be National Corporate Research, Ltd. or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law (the “Registered Agent”). The principal office of the Company shall be located at 110 West 40th Street, Suite 2100, New York, New York 10018, or at such place as the Board of Managers may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records at such place and/or at its administrative offices located at 145 Main Street, Preston, Maryland 21255. The Company may have such other offices as the Board of Managers may designate from time to time.
          Section 2.7. Partnership Status. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venture of any other Member or Officer by virtue of this

Agreement, for any purposes other than as is set forth in the last sentence of this Section 2.7, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Member, Assignee and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
          Section 2.8. Admission. Parent is hereby admitted as a Member of the Company upon Parent’s execution of a counterpart signature page to this Agreement and each Legacy Member other than Jason Bauer, Mia Bauer and Victor Bauer shall continue as a Member hereunder. For the avoidance of doubt, each of Jason Bauer, Mia Bauer and Victor Bauer shall be readmitted as a Member of the Company in connection with the issuance to such parties of any Contingency Consideration (as defined in the Business Combination Agreement).
          Section 2.9. Title to Company Property. All property of the Company, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any direct ownership interest in such property.
          Section 2.10. Specific Authorization. The Company is hereby authorized to execute deliver and perform, and each officer on behalf of the Company is hereby authorized to execute and deliver the Exchange Agreement, the Tax Receivable Agreement, the Business Combination Agreement, Escrow Agreement, Employment Agreements, Settlement Agreement, Lease Assignment and Assumption Agreements, the Loan Documents and all agreements, certificates or statements contemplated thereby or related thereto all without any further act, vote, or approval of any Member, Board Member, Officer or other Person, notwithstanding any other provision of this Agreement, and the execution and delivery and performance of any of the foregoing documents prior to the date hereof is hereby ratified and approved. The foregoing authorization shall not be deemed a restriction on the powers of the Board of Managers or any Officer to enter into other agreements on behalf of the Company.
ARTICLE III.
CAPITALIZATION
          Section 3.1. Units; Initial Capitalization; Schedules.
          (a) Limited Liability Company Interests. Membership Interests in the Company shall be represented by Units. As of the date hereof, the Units are comprised of two Classes: “New Crumbs Class A Voting Units” and “New Crumbs Class B Exchangeable Units.” For avoidance of doubt the outstanding Legacy Units have been converted into New Crumbs Class A Voting Units and New Crumbs Class B Exchangeable Units and the formerly authorized Class C Units of the Company, which have never been issued, are no longer authorized for issuance. All Units shall have identical rights in all respects as all other Units except as otherwise specified in this Agreement.
          (b) Schedule of Units; Schedule of Members. The aggregate number of outstanding Units, the aggregate amount of cash Capital Contributions that have been made by the Members and the Fair Market Value of any property other than cash contributed by the

Members with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) shall be set forth on a schedule maintained by the Company. The Company shall also maintain a schedule setting forth the name and address of each Member, the number of Units owned by such Member, the Member’s Percentage Interest, Class A Percentage Interest and Class B Percentage Interest, the initial balance of each Member’s Capital Account as of the date of this Agreement and the aggregate Capital Contributions that have been made by such Member or transferred to such Member with respect to such Member’s Units (such schedule, the “Schedule of Members”). The Schedule of Members shall be the definitive record of ownership of each Unit or other Equity Security in the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units or other Equity Securities in the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units or other Equity Securities in the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.
          Section 3.2. Authorization and Issuance of Additional Units.
          (a) Required Issuances. The Company shall issue such additional New Crumbs Class B Exchangeable Units or other Equity Securities to the Legacy Members and/or such other Persons as required by the Business Combination Agreement and/or to the Legacy Members or such other Persons as required by the Exchange Agreement and/or this Section 3.2 and Section 3.4 of this Agreement (each such issuance a “Required Class B Issuance”). In addition, the Company shall issue such additional New Crumbs Class A Voting Units to the Class A Holder as required pursuant to Section 3.4(b) and/or the Exchange Agreement (each such issuance a “Required Class A Issuance” and together with the Required Class B Issuances, the “Required Issuances”).
          (b) Additional Issuances. In addition to the Required Issuances and subject to the required approvals of the Members set forth in Section 7.4(b) and Section 7.4(c) and the terms and conditions of the Exchange Agreement, the Board of Managers acting in Good Faith may cause the Company to issue additional New Crumbs Class A Voting Units or New Crumbs Class B Exchangeable Units and/or establish and issue other Classes of Units, other Equity Securities in the Company or other Company securities from time to time with such rights, obligations, powers, designations, preferences and other terms, which may be equal or different from, including senior to, any then existing or future Classes of Units, other Equity Securities in the Company or other Company securities. Notwithstanding anything herein to the contrary, the Company shall not issue (i) New Crumbs Class A Voting Units to any Person other than the Class A Holder or (ii) New Crumbs Class B Exchangeable Units to any Person other than pursuant to the Exchange Agreement or the Business Combination Agreement.
          (c) Subdivisions, Splits, Combinations and Reverse Splits. The Company shall not in any manner divide or subdivide (by any Unit split, Unit distribution, reclassification, recapitalization, reorganization or otherwise) or combine or consolidate (by reverse Unit split, reclassification, recapitalization, reorganization or otherwise) the outstanding Units unless an identical event is occurring with respect to the Common Stock. In the event of any such division or subdivision or combination or consolidation of the Common Stock, the Units, inter alia, shall automatically be divided, subdivided, consolidated or combined concurrently with and in the same manner as the Common Stock in accordance with the terms of the Exchange Agreement.
          (d) Redemptions of Common Stock. At any time a share of Common Stock is redeemed, repurchased, acquired, cancelled or terminated by the Class A Holder, one New Crumbs Class A Voting Unit registered in the name of the Class A Holder will hereby automatically be cancelled for no consideration by the Company so that the number of New Crumbs Class A Voting Units held by the Class A Holder at all times equals the number of shares of Common Stock outstanding. The register of the Company shall be adjusted accordingly and on a timely basis.
          Section 3.3. Existing Capital Contributions. Each Member has made or is deemed to have made, on or prior to the date hereof, the Capital Contributions and has acquired the number of Units set forth opposite such Member’s name on the Schedule of Members, the receipt of which Capital Contribution is hereby acknowledged and confirmed as constituting good and valuable consideration for the Units held by such Member by all the Members of the Company. Upon consummation of the Merger, the Legacy Units were converted into 4,541,394 New Crumbs Class B Exchangeable Units and 4,494,491 New Crumbs Class A Voting Units and 4,494,491 New Crumbs Class A Voting Units were issued by the Company and/or Transferred by the Legacy Members to the Class A Holder. The Members and the Company hereby acknowledge (i) that the Schedule of Members shall reflect that the portion of the historical Capital Account of each of the Legacy Members as it existed prior to the Merger that is attributable to the New Crumbs Class A Voting Units Transferred from the Legacy Members to the Class A Holder in connection with the Merger shall be carried over to the Capital Account of the Class A Holder and (ii) the portion of the historical Capital Account of each of the Legacy Members that is attributable to Legacy Units retained by Legacy Members and converted into New Crumbs Class B Exchangeable Units shall be retained by each such Legacy Member.
          Section 3.4. Funding Requirements.
          (a) Each Member has contributed to the Company the amounts, in cash or other assets, as set forth in Section 3.3 and the Schedule of Members and the Members and the Company agree that the Company shall fund its ongoing operations from its cash from operations and its own borrowings or credit and no Member shall be required to make a Capital Contribution or loan, or otherwise advance any funds to the Company except with respect to the Class A Holder as expressly provided in this Agreement, the Business Combination Agreement and/or the Exchange Agreement.
          (b) In accordance with the Exchange Agreement, the Class A Holder (i) shall contribute the proceeds of any issuance of shares of Common Stock (other than shares of Common Stock issued to any Exchanging Member upon an Exchange pursuant to the terms of the Exchange Agreement) in exchange for a number of New Crumbs Class A Voting Units equal to the number of shares of Common Stock so issued, and (ii) upon any issuance of any Equity Securities or other securities other than shares of Common Stock, including convertible debt securities, preferred stock, options, warrants, or other securities exercisable for or convertible into common stock (other than an issuance to an Exchanging Member upon an Exchange pursuant to the Exchange Agreement), the Class A Holder shall immediately contribute, lend or otherwise provide the proceeds of such issuance to the Company in a transaction which the Board of Managers acting in Good Faith reasonably determines is substantially equivalent in economic terms to the issuance by Parent, subject to any approvals required by Section 7.4(b) and Section 7.4(c). Notwithstanding the foregoing, the Company and the Members acknowledge and agree that the Company is required to issue one New Crumbs Class A Voting Unit to Parent for each share of Common Stock that Parent is required to deliver pursuant to the Insider Warrant Exchange Agreement (a “Required Warrant Issuance”) and acknowledge that the Capital Contribution made or deemed to have been made by Parent in connection with the Merger was made in part as consideration for any Required Warrant Issuance and therefore no further Capital Contribution is owed by the Parent with respect thereto.
          (c) The Class A Holder shall maintain a reserve consisting of all Excess Cash and shall keep the Company reasonably apprised of the amount of such reserves. At the request of the Board of Managers acting in Good Faith, the Class A Holder shall provide all or a portion of such reserved funds to the Company in any of the following transactions requested by the Board of Managers: (i) by making a loan to the Company bearing interest at the Applicable Federal Rate in effect as of the date of such loan and on such other terms and conditions reasonably requested by the Board of Managers acting in Good Faith (a “Cash Management Loan”), (ii) by making a Capital Contribution to the Company, or (iii) by entering into such other transaction reasonably acceptable to the Class A Holder and the Board of Managers. Each Cash Management Loan shall provide that the Company may, as determined by the Board of Managers acting in Good Faith, prepay any balances owed thereunder in order to provide the Class A Holder with funds sufficient to satisfy its obligations with respect to Public Company Expenses.
          Section 3.5. Capital Accounts.
          (a) Maintenance of Capital Accounts. The Company shall maintain for each Member owning Units a separate Capital Account with respect to such Units in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). The initial balance of such Capital Account shall be set forth on the Schedule of Members and shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Units pursuant to this Agreement and (ii) the amount of Net Income allocated with respect to such Units pursuant to Section 5.1(a) or any items in the nature of income or gains that are specially allocated pursuant to Section 5.1(b), and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Units pursuant to this Agreement and (y) the amount of Net Losses allocated with respect to such Units pursuant to Section 5.1(a) or any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.1(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

          (b) Transfers. A transferee of Units shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Units so transferred.
          (c) Carrying Value Adjustment.
               (i) In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property and the issuance of Units as consideration for the provision of services, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 5.1 in the same manner as a corresponding item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and Fair Market Value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Board of Managers using such method of valuation as it may adopt acting in Good Faith; provided, however, that the Board of Managers, in arriving at such valuation, must take fully into account the Fair Market Value of the Units of all Members at such time. The Board of Managers shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a Fair Market Value for individual properties.
               (ii) In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Unit), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 5.1 in the same manner as a corresponding item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to ARTICLE VIII or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 3.5(c)(i) or (B) in the case of a liquidating distribution pursuant to ARTICLE VIII, be determined and allocated by the Person winding up the Company pursuant to Section 8.3(b) using such method of valuation as it may adopt.
               (iii) The Board of Managers acting in Good Faith may make the adjustments described in clause (i) above in the manner set forth therein if the Board of Managers determines acting in Good Faith that such adjustments are necessary or useful to effectuate the intended economic arrangement among the Members, including

Members who received Units in connection with the performance of services to or for the benefit of the Company.
          Section 3.6. No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any distribution from the Company, except as expressly provided herein.
          Section 3.7. Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.
          Section 3.8. No Right of Partition. To the fullest extent permitted by law, no Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to distributions of specific assets of the Company or any of its Subsidiaries.
          Section 3.9. Certification of Units; Legend; Units are Securities.
          (a) Units shall be issued in certificated form and the following provisions of this Section 3.9 shall apply with respect to such Units:
               (i) The Company shall issue one or more certificates in the name of such Person in such form as it may approve, subject to Section 3.9(a)(ii) (a “Membership Interest Certificate”), which shall evidence the ownership of the Units represented thereby. Each such Membership Interest Certificate shall be denominated in terms of the number of Units evidenced by such Membership Interest Certificate and shall be signed by the Chair or a duly authorized Officer or transfer agent on behalf of the Company.
               (ii) Each Membership Interest Certificate shall bear a legend substantially in the following form:
“The Member Interests in Crumbs Holdings LLC represented by this Certificate are subject to restrictions on transfer set forth in the Third Amended and Restated Limited Liability Company Agreement of Crumbs Holdings LLC, dated as of May 5, 2011, by and among each of the members from time to time party thereto, as the same may be amended from time to time, a copy of which is on file at the principal executive offices of the Company. Units represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred except in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom and, in each case, in compliance with applicable state securities laws. No registration of transfer of these Units will be made on the books of the Company unless and until such restrictions shall have been complied with.”
               (iii) The Company shall issue a new Membership Interest Certificate in place of any Membership Interest Certificate previously issued if the holder of the Units represented by such Membership Interest Certificate, as reflected on the books and records of the Company:
               (A) makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Membership Interest Certificate has been lost, stolen or destroyed;
               (B) requests the issuance of a new Membership Interest Certificate before the Company has notice that such previously issued Membership Interest Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
               (C) if requested by the Company, delivers to the Company such security, in form and substance satisfactory to the Company, as the Board of Managers acting in Good Faith may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Membership Interest Certificate; and
               (D) satisfies any other reasonable requirements imposed by the Company.
               (iv) Upon a Member’s Transfer in accordance with the provisions of this Agreement of any or all Units represented by a Membership Interest Certificate, the Transferee of such Units shall deliver such Membership Interest Certificate, duly endorsed for Transfer by the Transferee, to the Company for cancellation, and the Company shall thereupon issue a new Membership Interest Certificate to such Transferee for the number of Units being Transferred and, if applicable, cause to be issued to such Transferring Member a new Membership Interest Certificate for the number of Units that were represented by the cancelled Membership Interest Certificate and that are not being Transferred.
          (b) In the event that any Units shall cease to be Restricted Units, the Company shall, upon the written request of the holder thereof, issue to such holder a new Membership Interest Certificate evidencing such Membership Units without the second sentence of the legend required by Section 3.9(a)(ii) endorsed thereon. In the event that the Units shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new Membership Interest Certificate evidencing such Units without the legend required by the first sentence of the legend set forth in Section 3.9(a)(ii). Before issuing a new Membership Interest Certificate omitting part or all of the legend set forth in Section 3.9(a)(ii), the Company may request an opinion of counsel reasonably satisfactory to the Company to the effect that the restrictions discussed in the legend to be omitted no longer apply to the Units represented by such Membership Interest Certificate.
ARTICLE IV.
DISTRIBUTIONS
          Section 4.1. Distributions.
          (a) Distributions shall be made to the Members, to the extent of available cash of the Company after Tax Distributions are made pursuant to Section 4.4 hereof, as and when determined by the Board of Managers acting in Good Faith, pro rata (except as otherwise provided herein), in accordance with their respective Percentage Interests at the record date for such distribution.
          (b) Notwithstanding Section 4.1(a), to the extent all outstanding balances have been paid by the Company to the Class A Holder with respect to amounts owed pursuant to the Cash Management Loans or the Board of Managers determines not to repay such Cash Management Loans, the Board of Managers, in its sole discretion, may authorize cash distributions (each such cash distribution being a “Public Company Distribution”) by the Company to the Class A Holder (which distributions shall be made without pro rata distributions to other Members) in amounts required for the Class A Holder to pay the following (such amounts being referred to as “Public Company Expenses”) (i) overhead, legal, accounting and other professional fees and expenses, including cost of periodic reports to the Class A Holder’s security holders, any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings, involving the Class A Holder, (ii) salary, bonus, and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of the Class A Holder, (iii) any director compensation and/or fees or expenses payable to directors related to their attendance at each regular or special meeting of the board of directors of the Class A Holder, (iv) any costs or expenses related to obtaining directors and officers insurance or any other insurance reasonably required by the Class A Holder as determined by its board of directors, (v) fees and expenses related to any public offering or private placement of debt securities or Equity Securities, investment or acquisition (whether or not successful) authorized by the board of directors of the Class A Holder, (vi) franchise taxes and other fees and expenses in connection with the maintenance of existence of the Class A Holder (including, but not limited to, any costs or expenses associated with being a public company listed on a national securities exchange) (vii) any payment the proceeds of which are used to purchase or redeem Equity Securities of Parent in accordance with the terms of the Exchange Agreement and this Agreement; and (viii) any other liability, other than with respect to income tax obligations of the Class A holder, that the Board of Managers acting in Good Faith reasonably believes is required to allow the Class A Holder to operate in the ordinary course or is otherwise required to prevent the insolvency of the Class A Holder; provided, however, that the amount of any such Public Company Distributions shall be reduced, to the extent practicable, by the amount of unused cash remaining from the prior Public Company Distributions by the Company to the Class A Holder, including any interest earned thereon and no excess cash that results from such Public Company Distributions shall be used by the Class A Holder to make a distribution to its equity holders other than amounts required pursuant to clause (vii) hereof.
          (c) In the event of any merger, acquisition, consolidation, reorganization or other restructuring transaction in which the Company is a party, involving a payment or distribution of cash, securities or other assets to any Member, the consideration received by the Company or by any direct or indirect holders of Units or other Equity Securities in connection with such transaction, net of bona fide expenses of the Company, shall be distributed to the Members, pro rata, in accordance with their respective Percentage Interests at the time of such distribution.
          Section 4.2. [Omitted]
          Section 4.3. Successors. For purposes of determining the amount of distributions under Section 4.1, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.
          Section 4.4. Tax Distributions. Subject to Section 4.6 and to any restrictions contained in any agreement to which the Company is bound, no later than the tenth day following the end of each Quarterly Estimated Tax Period of each calendar year, the Company shall, to the extent of available cash, make a distribution in cash (each, a “Tax Distribution”), pro rata in accordance with the Percentage Interests in effect with respect to such Quarterly Estimated Tax Period, in an amount equal to the excess of (i) the Assumed Tax Liability for such Quarterly Estimated Tax Period over (ii) distributions made by the Company pursuant to this Section 4.4 with respect to such calendar year. Within thirty (30) days following the date on which the Company files a tax return on IRS Form 1065 (or any successor form) for any calendar year but no later than one (1) day prior to the due date for the payment by corporations of income taxes, the Board of Managers shall make a final calculation of the Assumed Tax Liability for such calendar year (the “Actual Tax Amount”), and shall cause the Company to distribute to the Members a Tax Distribution pro rata in accordance with the Percentage Interests in effect with respect to such calendar year to the extent that the Actual Tax Amount so calculated exceeds the cumulative Tax Distributions previously made by the Company in respect of such calendar year. The Board of Managers shall use conventions similar to those adopted pursuant to Section 5.2 of this Agreement to determine the Percentage Interests of the Members with respect to a Quarterly Estimated Tax Period and the calendar year. In the event that the Tax Distributions made to the Members for any calendar year is less than the Actual Tax Amount due to an insufficiency of available cash and borrowing, then the Members shall receive additional Tax Distributions out of the first available cash and borrowing in subsequent calendar years to make up for such shortfall.
          Section 4.5. Withholding; Security Interest and Right of Set Off; Indemnification. If the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state or local personal property taxes and state or local unincorporated business taxes), then such Member shall indemnify the Company or its successor in interest in full for the entire amount paid (including interest, penalties and reasonable related expenses). A Member’s obligation to indemnify the Company or its successor in interest under this Section 4.5 shall survive the dissolution, winding up and termination of the Company. The Company and its successor in interest may pursue and enforce all rights and remedies it may have against each Member under this Section 4.5, including instituting a lawsuit to collect such indemnification, with interest calculated at a rate equal to ten percent (10%) (but not in excess of the highest rate per annum permitted by applicable Law). As security for any such indemnification obligation or any other liability or obligation to which the Company may be subject as a result of any act or status of any Member, or to which the Company may become subject with respect to the interest of any Member in the Company, the Company shall have (and each Member hereby grants to the Company) a security interest in all Distributable Assets distributable to such Member to the extent of the amount of such liability or obligation. Whenever the Company is to pay any sum to any Member or any Affiliate or related Person thereof pursuant to the terms of this Agreement, any amounts that such Member or such Affiliate or related Person owes to the Company, whether pursuant to this Section 4.5 or under any promissory note issued to the Company as partial payment for any Units of the Company may be deducted from that sum before payment; provided, however, that no deduction pursuant to this sentence shall be made with respect to any Tax Distribution except on account of any amounts owed by such Member or such Affiliate or related Person which (i) are due and owing pursuant to the indemnification obligation provided for in this Section 4.5 or (ii) are past due or as to which the obligor is otherwise in default.
          Section 4.6. Limitation. Notwithstanding any other provision of this Agreement, the Company, and the Board of Managers on behalf of the Company, shall not be required to make a distribution if such distribution to any Member or Assignee would violate the Act or other applicable Law or result in default or violation of any financing agreement to which the Company is a party.
ARTICLE V.
ALLOCATIONS
          Section 5.1. Allocations for Capital Account Purposes.
          (a) General Allocations. Except as otherwise provided in this Agreement, Net Income and Net Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated in a manner such that the Capital Account of each Member after giving effect to the Special Allocations set forth in Section 5.1(b) is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Section 8.3 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each non-recourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Company were distributed to the Members pursuant to this Agreement, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.
          (b) Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

               (i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulations Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(b) with respect to such taxable period (other than an allocation pursuant to Section 5.1(b)(iii) and Section 5.1(b)(vi)). This Section 5.1(b)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
               (ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(b)(i)), except as provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(b), other than Section 5.1(b)(i) and other than an allocation pursuant to Section 5.1(b)(v) and Section 5.1(b)(vi), with respect to such taxable period. This Section 5.1(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
               (iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible, unless such deficit balance is otherwise eliminated pursuant to Section 5.1(b)(i) or Section 5.1(b)(ii). This Section 5.1(b)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
               (iv) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(b)(iv) were not in this Agreement.
               (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board of Managers acting in Good Faith determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Managers is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
               (vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the “Economic Risk of Loss” (as defined in the Treasury Regulations) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.
               (vii) Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Treasury Regulations Section 1.752-3(a)(3) shall be allocated among the Members in the manner chosen by the Board of Managers acting in Good Faith and consistent with such Section of the Treasury Regulations.
               (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
               (ix) Matching Allocations. If the Class A Holder receives a distribution pursuant to Section 4.1(b) during any Fiscal Year, Parent shall be specially allocated items of gross income for such Fiscal Year (and subsequent Fiscal Years, if necessary) in an amount equal to such distribution.

               (x) Curative Allocation.
               (1) The allocations set forth in Section 5.1(b)(i)-(ix) (the “Required Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.1(b)(x)(1). Therefore, notwithstanding any other provision of this ARTICLE V (other than the Required Allocations), the Board of Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate acting in Good Faith so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.
               (2) In the event that the Contingency Consideration (as defined in the Business Combination Agreement) is issued to the Legacy Members pursuant to the Business Combination Agreement, it is the intent of the Members that, to the extent possible, all prior allocations of the Company’s items of income, gain, loss or deduction pursuant to this Agreement shall be offset with other allocations of the Company’s items of income, gain, loss or deduction in whatever manner the Board of Managers acting in Good Faith determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Percentage Interests of the Members were determined as if the Contingency Consideration were issued as of the effective date of the Business Combination Agreement and all Company items were allocated pursuant to such adjusted Percentage Interests as of such date.
               (3) The Board of Managers shall, with respect to each taxable period, (1) apply the provisions of Section 5.1(b)(x)(1) and Section 5.1(b)(x)(2) in whatever order is most likely to minimize the economic distortions that might otherwise result from such allocations, and (2) divide all allocations pursuant to Section 5.1(b)(x)(1) and Section 5.1(b)(x)(1) among the Members in a manner that is likely to minimize such economic distortions.
               (xi) Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.
          Section 5.2. Allocations for Tax Purposes.
          (a) The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
          (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:
               (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.
               (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 3.5(c)(i) or Section 3.5(c)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 5.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.
               (iii) In order to eliminate Book-Tax Disparities, the Board of Managers acting in Good Faith may cause the Company to use any method described in Treasury Regulations Section 1.704-3; provided, however, that to eliminate Book-Tax Disparities attributable to Adjusted Property. the Company shall use the “traditional method”.
          (c) Tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Board of Managers acting in Good Faith taking into account the principles of Treasury Regulations Sections 1.704-1(b)(4)(ii) and 1.704-1T(b)(4)(xi).
          (d) Allocations pursuant to this Section 5.2 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, distributions or other Company items pursuant to any provision of this Agreement
          Section 5.3. Other Allocation Rules. The Company shall “close its books” on the date Parent first becomes a Member and shall allocate Net Profits, Net Losses, or other items allocable to the portion of 2011 ending on such date to the Persons that were Members of the Company during such portion of 2011 in accordance with the Second Amended

Agreement. Thereafter, for purposes of determining the items of Company income, gain, loss, deduction, or credit allocable to any Member with respect to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers acting in Good Faith using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.
          Section 5.4. Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made pursuant to this ARTICLE V and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this ARTICLE V in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.
ARTICLE VI.
MANAGEMENT
          Section 6.1. Power and Authority.
          (a) Authority of Board of Managers. Except as otherwise provided in this Agreement or as provided by a non-waivable provision of the Act, (i) the business, property and affairs of the Company shall be managed exclusively under the direction of the Board of Managers, which may from time to time by resolution delegate authority to Officers or to others to act on behalf of the Company. Except as otherwise provided in this Agreement, the Board of Managers shall have the power and authority, on behalf of the Company, to take or authorize any actions of any kind not inconsistent with this Agreement and that the Board of Managers acting in Good Faith deems necessary or appropriate to carry on the business and purposes of the Company. Any such delegation of authority to an Officer in effect immediately prior to the date of this Agreement is hereby ratified and confirmed by the Company and the Board of Managers. Except as otherwise agreed by the Members, no Member, acting in his capacity as a Member, shall have any right or authority to take any action on behalf of the Company or to bind or commit the Company with respect to third parties or otherwise. Except as otherwise expressly provided in this Agreement, each Member hereby (a) specifically delegates to the Board of Managers its rights and powers to manage and control the business and affairs of the Company in accordance with the provisions in Section 18-407 of the Act, and (b) revokes its right to bind the Company, as contemplated by the provisions of Section 18-402 of the Act.
          Section 6.2. Board of Managers.
          (a) Establishment of Board of Managers. The board of managers of the Company (the “Board of Managers”) shall be comprised of the same number of managers (each a “Board Member”) as the board of directors of the Class A Holder and the Class A Holder shall appoint each Board Member, provided that the Board of Managers must be comprised of the same persons who comprise the Class A Holder’s board of directors at all times. The initial Board of Managers shall be comprised of seven (7) Board Members and shall be comprised of the individuals set forth on Exhibit A hereto. Board Members may be, but are not required to be, Members. The chairperson (the “Chair”) of the Board of Managers who shall preside over meetings of the Board of Managers shall be the same person as the chairman of the board of directors of the Class A Holder. Each Board Member shall be a “manager” of the Company for purposes of the Act, but, notwithstanding the foregoing, no Board Member shall have any rights or powers beyond the rights and power expressly granted to such Board Member in this Agreement.
          (b) Fiduciary Duties of Board Members. Subject to the express provisions of this agreement, a Board Member, in the performance of its duties acting in such capacity, shall owe to the Members the same fiduciary duties, including the duty of care and duty of loyalty, as a director of a corporation under Delaware Law (including the Delaware General Corporation Law) owed to the stockholders of such corporation and any other duties owed by a non-waivable provision of the Act.
          (c) Meetings of the Board of Managers. There is no requirement to hold regular or other meetings of the Board of Managers. Meetings of the Board of Managers, to be held at the offices of the Company (or such other place as shall be agreed by majority vote of the Board of Managers), shall be called at the direction of the Chair, the Chief Executive Officer, or by majority vote of the Board of Managers, and for reasonable cause shown any Board Member (which is understood to include, without limitation, any meeting called by a Board Member to review any determination made by the Company pursuant to this Agreement), upon not less than two (2) Business Days’ notice given by the Chair, the Chief Executive Officer or the Secretary of the Company (which Officers shall give such notice if properly directed so to do as aforesaid) to all Board Members in writing or by telephone, electronic (including email) or facsimile transmission. Any such notice shall state the place, date and time of the meeting and specify in reasonable detail the agenda of matters to be discussed at such meeting. In addition to any Board Member, the Members, the officers, directors, employees or other professional representatives of the Company (including the accountants, attorneys and/or financial advisors) shall be permitted to attend meetings of the Board of Managers as observers upon invitation of a Board Member. Meetings of the Board of Managers may be held in conjunction with the meeting of the board of directors of the Class A Holder. Notice of a meeting need not be given to any Board Member who submits a signed waiver of notice, in person or by proxy, whether before, at or after the meeting. All such waivers shall be filed with the Company records or made part of the minutes of the applicable meeting. The attendance of a Board Member at a meeting without protesting the lack of proper notice shall constitute a waiver of notice by such Board Member.
          (d) Quorum; Votes. The presence in person or by proxy of that number of Board Members representing at least a majority of the Board Members then in office shall constitute a quorum. A quorum must exist at all times of a meeting, including the reconvening of any meeting that has been adjourned, for any action taken at such meeting to be valid. All decisions of the Board of Managers shall be taken by a majority of the Board Members present at such meeting at which a quorum exists for such decision or action to be valid.
          (e) Removal of Directors; Vacancies. The Class A Holder shall remove any Board Member appointed by such Member pursuant to Section 6.2(a), with or without cause, to the extent that such Board Member has been removed from, resigns or retires from, or otherwise ceases to serve as a director on the board of directors of the Class A Holder. In the event a vacancy occurs on the Board of Managers as a result of the retirement, removal, resignation or death of a Board Member, such vacancy shall be filled by the Class A Holder in accordance with Section 6.2(a).
          (f) Action by Written Consent. Any action required or permitted to be taken by the Board of Managers, either at a meeting or otherwise, may be taken without a meeting if the Board Members, by a unanimous consent of the Board Members in writing signed in one or more counterparts. Any such writing or writings shall be filed with the minutes of proceedings of the Board of Managers.
          (g) Telephonic Meetings. Board Members may participate in a meeting of the Board of Managers by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.
          (h) Company Minutes. The decisions and resolutions of the Board of Managers shall be reported in minutes, which shall state the date, time and place of the meeting (or the date of the written consent in lieu of meeting), the Board Members present at the meeting, the resolutions put to a vote (or the subject of a written consent) and the results of such voting (or written consent). The minutes shall be entered in a minute book kept at the principal office and/or administrative offices of the Company and a copy of the minutes shall be provided to each Board Member.
          (i) Board Committees. The Board of Managers from time to time may appoint one or more committees, each such committee to be comprised of one or more Board members, to perform any functions or conduct any activities that the Board of Managers has the right, power, and authority to perform or conduct.
          (j) Board Compensation. Board Members, as such, shall not receive any stated salary for their services, but the Board of Managers acting in Good Faith may authorize the payment to Board Members of a fixed sum and expense of attendance, if any, for each regular or special meeting of the Board of Managers or any committee thereof attended; provided that nothing herein contained shall be construed to preclude any Board Member from serving the Company, or any of its Subsidiaries or the Class A Holder in any other capacity and receiving compensation therefore.
          Section 6.3. Officers.
          (a) General Designation and Appointment. Subject to the terms of this Section 6.3, the Company may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with such titles as and to the extent authorized by the Board of Managers or this Agreement. Any number of offices may be held by the same Person. The Board of Managers may, acting in Good Faith, choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Subject to the terms of this Section 6.3, any Officers so designated shall have such authority and perform such duties as the Board of Managers or the Chief Executive Officer, as applicable, may from time to time delegate to them. The Board of Managers may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board of Managers acting in Good Faith. Designation of an Officer shall not of itself create any employment or, except as provided in Section 6.4, contractual rights.
          (b) Initial and Required Designations and Appointment. Notwithstanding the foregoing, the positions of Chief Executive Officer, Chief Financial Officer and Treasurer, one or more Vice President(s), Secretary, one or more Assistant Treasurer(s) and/or Assistant Secretary(ies) are hereby established as follows:
               (i) Chief Executive Officer. The Chief Executive Officer (the “Chief Executive Officer”) shall be the chief executive officer of the Company. He or she shall have full responsibility and authority for management of the day-to-day operation of the Company and shall perform such other duties as may be assigned to him by the Board of Managers. The Chief Executive Officer may execute agreements and contracts and take other actions on behalf of the Company as authorized by the Board of Managers. He or she shall from time to time report to the Board of Managers all material matters within his or her knowledge that the interest of the Company may require to be brought to the Board of Managers notice and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Managers. The Chief Executive Officer shall see that all resolutions and orders of the Board of Managers are carried into effect, and in connection with the foregoing, shall be authorized to delegate to any other Officer, employee or agents such of his or her powers and such of his or her duties as he or she may deem advisable. The Chief Executive Officer shall be the same person as the Chief Executive Officer of the Class A Holder at all times and shall have the right to appoint the remaining Officers of the Company. The initial Chief Executive Officer following adoption of this Agreement shall be as set forth on Exhibit B hereto.
               (ii) Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer (the “CFO and Treasurer”) shall have the charge of the Company’s funds and securities and shall keep (or cause to be kept) full and accurate accounts and receipts and disbursements in books belonging to the Company and shall deposit (or cause to be deposited) all monies and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of Managers or any Officer of the Company authorized by the Board of Managers to make such designation. He shall disburse the funds of the Company as may be ordered by the Board of Managers or any other duly authorized Officer and shall render to the Board of Managers, whenever the Board of Managers require it, an account of all his transactions as CFO and Treasurer and an account of the business and financial position of the Company. The CFO and Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such duties as may be assigned to him or her from time to time by the Board of Managers or the Chief

Executive Officer. The initial CFO and Treasurer following adoption of this Agreement shall be as set forth on Exhibit B hereto.
               (iii) Assistant Treasurer. The Chief Executive Officer may appoint one or more Assistant Treasurers of the Company (each an “Assistant Treasurer”). Each Assistant Treasurer shall perform such duties and responsibilities as may be specifically assigned to him or her from time to time by the Chief Executive Officer. The Assistant Treasurers (in the order of election) shall, during the absence or incapacity of the Treasurer, assume and perform all the functions and duties and exercise the powers which the Treasurer might lawfully do if present and not under any incapacity.
               (iv) Vice Presidents. The Chief Executive Officer may appoint one or more vice presidents of the Company (each a “Vice President”). A Vice President shall have such duties and responsibilities as may be specifically assigned to him or her from time to time by the Chief Executive Officer. A Vice President shall report to the Chief Executive Officer or such other person as determined by the Chief Executive Officer. The initial Vice Presidents following the adoption of this Agreement shall be as set forth in Exhibit B hereto.
               (v) Secretary. The Secretary of the Company (the “Secretary”) shall attend all meetings of the Board of Managers and Members and record all votes and minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee of the Board of Managers when required. He or she shall give, or cause to be given, notice of all meeting of the Members and, when necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such duties as may be assigned to him or her from time to time by the Board of Managers or the Chief Executive Officer. The initial Secretary following adoption of this Agreement shall be as set forth on Exhibit B hereto.
               (vi) Assistant Secretary. The Chief Executive Officer may appoint one or more Assistant Secretaries of the Company (each an “Assistant Secretary”). Each Assistant Secretary shall perform such duties and responsibilities as may be specifically assigned to him or her from time to time by the Chief Executive Officer. The Assistant Secretaries (in the order of election) shall, during the absence or incapacity of the Secretary, assume and perform all the functions and duties and exercise the powers which the Secretary might lawfully do if present and not under any incapacity.
          (c) Employment of Members. The Company may appoint or employ one or more Members from time to time, and such Members, in their capacity as Officers, employees or agents of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Board of Managers or the Chief Executive Officer or otherwise pursuant to this Agreement.

          (d) Further Delegation of Authority. To the fullest extent permitted by Law and subject to the terms and Conditions of this Agreement, the Board of Managers shall have the power and authority from time to time to delegate to one or more other Persons the Board of Managers’ rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons; provided, however, that no such delegation shall have the effect of reducing the powers and duties of the Chief Executive Officer unless required by applicable Law. Subject to the terms of this Agreement, the Board of Managers may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company. Any delegation or authorization pursuant to this Section 6.3(d) may be revoked at any time and for any reason or no reason by the Board of Managers. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Officers of the Company as set forth herein,
          (e) Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board of Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. All employees, agents and Officers shall be subject to the supervision and direction of the Board of Managers and, except as otherwise provided herein, may be removed, with or without cause, from such office by the Board of Managers and, except as otherwise provided herein, the authority, duties or responsibilities of any employee, agent or Officer of the Company may be suspended by or altered the Board of Managers from time to time, in each case in the sole discretion of the Board of Managers.
          (f) Fiduciary Duties of Officers. The Officers, in the performance of their duties as such, shall owe to the Company the same fiduciary duties, including the duty of care and duty of loyalty, of the type owed by officers of a Delaware corporation pursuant to the laws of the state of Delaware.
          (g) Compensation. The Officers of the Company shall be entitled to such salary or other compensation with respect to their respective performance of such capacities as the Board of Managers acting in Good Faith may determine or otherwise agree to provide from time to time,
          Section 6.4. Liability of Members; Board Members; Officers and Other Covered Persons.
          (a) No Personal Liability. Except as otherwise required by the Act or applicable Law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Person’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Except as otherwise required by the Act, each Member shall be liable only to make such Member’s Capital Contribution to the Company, if applicable, and the other payments provided for expressly herein.

          (b) Return of Distributions. In accordance with the Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to ARTICLE IV shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.
          (c) No Duties. Notwithstanding any other provision of this Agreement or any duty otherwise existing at law, in equity or otherwise, the parties hereby agree that the Members (other than the Class A Holder) acting as such, shall, to the maximum extent permitted by Law, including Section 18-1101(c) of the Act, owe no duties (including fiduciary duties) to the Company, the other Members or any other Person who is a party to or otherwise bound by this Agreement; provided, however, that nothing contained in this Section 6.4(c) shall eliminate the implied contractual covenant of good faith and fair dealing. To the extent that, at law or in equity, any Member (including without limitation, the Class A Holder) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or otherwise bound by this Agreement, the Members (including without limitation, the Class A Holder) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including without limitation, the Class A Holder) otherwise existing at law, in equity or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of the Members (including without limitation, the Class A Holder) relating thereto.
          (d) Exculpation. Neither a Board Member nor Officer shall be personally liable to the Company or its Members for monetary damages for any actions taken or omitted to be taken with respect to the Company including a breach of fiduciary duty by such director or Officer, as applicable, except for liability (i) for any breach of the Board Member’s or Officer’s duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve fraud, intentional misconduct or a knowing violation of law including theft, larceny, embezzlement, misappropriation or similar crimes, or (iii) for any transaction from which the Board Member or Officer derived an improper personal benefit. The Board of Managers, the Board Members, the Officers and the Members, may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by the Board of Managers on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Board of Managers, Board Members, Officers and Members will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care. Any repeal or modification of this paragraph by the Members shall not adversely affect any right or protection of a Board Member or Officer with respect to events occurring prior to the time of such repeal or modification.
          (e) Indemnification by the Company. Subject to the limitations and conditions provided in this Section 6.4, each Covered Person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, she or it, or a Person of which he, she or it is the legal representative, is or was a Covered Person (each, an “Indemnified Person”), in each case, shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against all judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Indemnified Person in connection with such Proceeding, appeal, inquiry or investigation, if such Indemnified Person acted in Good Faith, except where such person is judicially determined in a final nonappealable order to have acted in bad faith, to have breached its duty of loyalty to the Company and the Members, to have committed fraud or to be guilty of a felony or a misdemeanor involving theft, larceny, embezzlement, misappropriation or similar crimes or to have otherwise engaged in intentional misconduct or a knowing violation of Law. Reasonable expenses incurred by an Indemnified Person who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. Indemnification under this Section 6.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder.
          (f) Contract Rights; Rights Not Exclusive. The rights granted pursuant to this Section 6.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. The rights to indemnification and payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 6.4 shall not be exclusive of any other rights which any Person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement, any vote of the Members or disinterested Board Members, or otherwise. It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability. Notwithstanding the foregoing, no Indemnified Person shall be entitled to any indemnity or advancement of expenses in connection with any Proceeding brought (i) by such Indemnified Person against the Company (other than to enforce the rights of such Indemnified Person pursuant to this Section 6.4), any Member or any Officer, or

(ii) by or in the right of the Company, without the prior written consent of the Board of Managers.
          (g) No Member Recourse. Notwithstanding anything herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision of a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.
          (h) Insurance. The Company may purchase and maintain insurance, at its own expense, on its own behalf and on behalf of any other Person who the Board of Managers acting in Good Faith shall determine, against any liability that may be asserted or expense that may be incurred by such Persons in connection with the business or activities of the Company, whether or not the Company would have the power to indemnify such Person against such liability under this Section 6.4.
          (i) Employees and Agents. Persons who are not Covered Persons and who are or were employees or agents of the Company, or who are or were serving at the request of the company as employees or agents of another Person, may be indemnified to the extent authorized at any time or from time to time as determined by the Board of Managers in its sole discretion, subject to the same terms, conditions and restrictions as apply to Covered Persons as set forth in Section 6.4(e).
          Section 6.5. Investment Representations of Members. Each Member, Substituted Member and Additional Member, if applicable, hereby represents, warrants and acknowledges to the Company that as of the date hereof, in the case of Members, or, in the case of Substituted Members and Additional Members, as of the date on which such Substituted Member or Additional Member acquires Units and/or other Equity Securities and becomes a Member: (a) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction; (b) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby; (c) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Member, Substituted Member or Additional Member, as applicable; (d) this Agreement constitutes a legal, valid and binding obligation of such Member, Substituted Member or Additional Member, as applicable, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (e) the execution, delivery and performance of this Agreement by such Member, Substituted Member or Additional Member, as applicable, and the consummation by such Member, Substituted Member or Additional Member, as applicable, of the transactions contemplated hereby will not (i) if it is not a natural person, result in a violation of the Certificate of Incorporation and Bylaws or other organizational documents of such Member, Substituted Member or Additional Member, as applicable, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Member, Substituted

Member or Additional Member, as applicable, is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Member, Substituted Member or Additional Member, as applicable, except with respect to clauses (ii) or (iii) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Member, Substituted Member or Additional Member, as applicable, of this Agreement; (f) such Member, Substitute Member or Additional Member, as applicable, has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto and (g) such Member, Substituted Member or Additional Member, as applicable, is acquiring Units and/or Equity Securities in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof.
ARTICLE VII.
MEETINGS OF MEMBERS; REQUIRED VOTES.
          Section 7.1. Place of Meetings. Meetings of Members shall be held at the principal place of business of the Company, unless another location is designated by the Board of Managers acting in Good Faith or by the holders of a majority of the voting power of the Company or of such Class of Units or series for which a meeting has been called. If not held at the principal place of business of the Company, meetings of Members may be held at any place within or outside the State of Delaware designated by the Board of Managers acting in Good Faith or by the holders of a majority of the voting power of the Company or of such Class of Units or series for which a meeting has been called, or may instead be held solely by means of remote communication authorized by and in accordance with the Act.
          Section 7.2. Purpose of Meetings. Meetings of the Members for any lawful purpose or purposes, unless otherwise prescribed by statute or by this Agreement, may be called by (a) the Board of Managers or Chief Executive Officer in the case of a meeting of all the Members or any Class of Members, (b) the Class A Holder in the case of a meeting of all the Members (a “Combined Meeting”) or Members holding New Crumbs Class A Units (a “Class A Meeting”), (c) Members holding at least 25% of the New Crumbs Class B Exchangeable Units in the case of a meeting Combined Meeting or a meeting of Members holding New Crumbs Class B Exchangeable Units (a “Class B Meeting”), and shall be called by the Secretary at the direction of anyone of the foregoing. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any meeting of Members, or Members holding any Class of Units, shall be limited to the purposes stated in the notice.
          Section 7.3. Quorum; Adjourned Meetings and Notice Thereof. Members holding, collectively, Units representing a majority of the outstanding Units or Class of Units, as applicable, entitled to vote at such meeting present in person or represented by proxy shall constitute a quorum for the transaction of business except as otherwise provided by Law or this Agreement. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members holding Units representing a majority of the outstanding Units or Class of Units, as applicable, represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which an applicable quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote thereat.
          Section 7.4. Voting; Required Votes.
          (a) Voting. When a quorum is present at any meeting of Members, the vote of the Members holding Units representing a majority of the outstanding Units or Class of Units, as applicable, having the right to vote on such matter and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Act or this Agreement, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise expressly provided in this Agreement or any non-waivable provision of the Act, New Crumbs Class B Exchangeable Units shall not be entitled to vote with respect to any action required or permitted to be taken under this Agreement.
          (b) Required New Crumbs Class B Exchangeable Units Approvals. Notwithstanding the authority of the Board of Managers or any other provision of this Agreement, the Company shall not and, where applicable, shall not permit any of its Subsidiaries to, take any of the following actions without the approval of Members holding two-thirds of the outstanding New Crumbs Class B Exchangeable Units:
               (i) the dissolution, liquidation or winding up of the Company or the commencement of a voluntary proceeding seeking reorganization or other similar relief;
               (ii) a reincorporation, merger, consolidation, conversion or sale of all or substantially all the assets of the Company or similar action (other than where the successor remains an Affiliate of the Class A Holder and the holders of New Crumbs Class B Exchangeable Unit are not adversely affected as a class and receive Equity Securities in the successor substantially identical in their rights as the New Class B Exchangeable Units);
               (iii) any issuance of additional New Crumbs Class A Voting Units or New Crumbs Class B Exchangeable Units other than as required pursuant to Section 3.2(a), Section 3.4(b)(i), the Business Combination Agreement and/or the Exchange Agreement;
               (iv) the establishment and/or issuance of new Classes of Units, other Equity Securities in the Company or other Company securities, other than as required pursuant to Section 3.2(a) and Section 3.4(b)(i), the Business Combination Agreement and/or the Exchange Agreement;
               (v) the withdrawal or resignation of a Member in accordance with Section 8.1 other than pursuant to a Transfer permitted under this Agreement;
               (vi) the amendment, supplement, waiver or modification of this Agreement or the Certificate in a manner that disproportionately and adversely impacts the New Crumbs Class B Exchangeable Units; and
               (vii) the direct Transfer or Pledge of Units, Equity Securities or other Membership Interests in the Company by the Class A Holder other than, with respect to Pledges, a Permitted Pledge.
          (c) Required New Crumbs Class A Voting Units Approvals. Notwithstanding the authority of the Board of Managers or any other provision of this Agreement, the Company shall not and, where applicable, shall not permit any of its subsidiaries to, take any of the following actions without the approval of Members holding two-thirds of the outstanding New Crumbs Class A Voting Units:
               (i) the dissolution, liquidation or winding up of the Company or the commencement of a voluntary proceeding seeking reorganization or other similar relief;
               (ii) a reincorporation, merger, consolidation, conversion or sale of all or substantially all the assets of Crumbs or similar action (other than where the successor remains an Affiliate of the Class A Holder and the holders of New Crumbs Class A Voting Units are not adversely affected as a class and receive shares in the successor substantially identical in their rights as the New Crumbs Class A Voting Units);
               (iii) any issuance of additional New Crumbs Class A Voting Units or New Crumbs Class B Exchangeable Units other than as required pursuant to Section 3.2(a), Section 3.4(b)(i), the Business Combination Agreement and/or the Exchange Agreement;
               (iv) the establishment and/or issuance of new Classes of Units, other Equity Securities of the Company or other Company securities, other than as required pursuant to Section 3.2(a) and Section 3.4(b)(i), the Business Combination Agreement and/or the Exchange Agreement.
               (v) the withdrawal or resignation of a Member in accordance with Section 8.1 other than pursuant to a Transfer permitted under this Agreement; and
               (vi) the amendment, supplement, waiver or modification of this Agreement or the Certificate in a manner that disproportionately and adversely impacts the New Crumbs Class A Voting Units.
          (d) Required Combined Votes. Notwithstanding the authority of the Board of Managers or any other provision of this Agreement, the Company shall not take any of the following actions without the approval of Members holding two-thirds of the combined voting power of the outstanding New Crumbs Class B Exchangeable Units and New Crumbs Class A Voting Units except as expressly permitted by this Agreement, the amendment, supplement, waiver or modification of this Agreement pursuant to Section 11.4 or the Certificate.
          Section 7.5. Proxies. At each meeting of the Members, each Member having the right to vote may vote in person or may authorize another Person or Persons to act for him or her by proxy appointed by an instrument in writing subscribed by such Member and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Company at the beginning of each meeting in order to be counted in any vote at such meeting.
          Section 7.6. Notice of Members’ Meetings. Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the date and hour, the place (if any) and the means of remote communications (if any) of the meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called. Except as otherwise provided by Law, the written notice of any meeting shall be given to each Member entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting via mail, facsimile or email. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Member at such Member’s address as it appears on Exhibit A.
          Section 7.7. Conduct of Member Meetings. The Chair, or in his absence an Officer designated by the Board of Managers, shall preside at all meetings of Members. To the maximum extent permitted by Law, the Board of Managers shall have the power to set procedural rules, including without limitation rules respecting time allotted to the Members to speak, governing all aspects of the conduct of such meetings.
          Section 7.8. Member Action by Written Consent without a Meeting. Unless otherwise provided in this Agreement, any action required to be taken at a meeting of all Members, or Members holding a Class of Units of the Company (or any subset thereof), or any action which may be taken at any meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be (i) signed by the Members holding Units having not less than the minimum number of votes that would be necessary (in accordance with this Agreement) to authorize or take such action at a meeting at which all Units, or Class of Units, entitled to vote thereon were present and voted and (ii) delivered to the Company by delivery to its principal place of business.
ARTICLE VIII.
WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS;
ADMISSION OF NEW MEMBERS
          Section 8.1. Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company except pursuant to a Transfer permitted under this Agreement or a withdrawal or resignation approved by the holders of each Class of Units as provided in Section 7.4(b) and Section 7.4(c) hereof.
          Section 8.2. Removal. No Member may be involuntarily removed as a Member of the Company.
          Section 8.3. Dissolution.
          (a) Events. The Company shall be dissolved and its affairs shall be wound up on the first to occur of (i) the determination of the Board of Managers acting in Good Faith to dissolve, wind-up and liquidate the Company and the approval of such liquidation by each Class of Units in accordance with Section 7.4(b) and Section 7.4(c), (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act or (iii) the termination of the legal existence of the last remaining Member or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by the Act. In the event of a dissolution pursuant to clause (i) of the immediately preceding sentence, the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 8.3(c) below in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, with respect to any Class of Units, holders of not less than 90% of the Units of such Class consent in writing to a treatment other than as described above.
          (b) Actions Upon Dissolution. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Board of Managers or, in the event of the unavailability of the Board of Managers acting in Good Faith or if the Board of Managers shall so determine, such Member or other liquidating trustee as shall be named by the Board of Managers.
          (c) Priority. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 8.3 to minimize any losses otherwise attendant upon such winding up. Upon dissolution of the Company, the assets of the Company shall be applied in the following manner and order of priority: (i) to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (including all contingent, conditional or unmatured claims), whether by payment or the making of reasonable provision for payment thereof; and (ii) the balance shall be distributed to the Members pro rata in accordance with their respective Percentage Interests.
          (d) Cancellation of Certificate. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate shall have been canceled in the manner required by the Act.

          (e) Return of Capital. The liquidators of the Company shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).
          (f) Hart Scott Rodino. Notwithstanding any other provision in this Agreement, in the event the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is applicable to any Member by reason of the fact that any assets of the Company will be distributed to such Member in connection with the dissolution of the Company, the distribution of any assets of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.
          Section 8.4. Transfer by Members. No Member may Transfer or Pledge all or any portion of its Units, Equity Securities or other interests or rights in the Company in a transaction or series of related transactions that constitutes a Prohibited Transfer. Any purported Transfer or Pledge of all or a portion of a Member’s Units or other interests in the Company not complying with this Section 8.4 and Section 8.5 shall be void and shall not create any obligation on the part of the Company or the other Members to recognize that Transfer or Pledge or to deal with the Person to which the Transfer or Pledge purportedly was made.
          Section 8.5. Admission or Substitution of New Members.
          (a) Admission. Without the consent of any other Person, the Board of Managers shall admit any Permitted Transferee as a Substituted Member and shall have the right to admit as a an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company, respectively. Concurrently with the admission of a Substituted Member or an Additional Member, the Board of Managers shall forthwith (i) amend the Schedule of Members to reflect the name and address of such Substituted Member or Additional Member and to eliminate or modify, as applicable, the name and address of the Transferring Member with regard to the Transferred Units and (ii) cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a Substituted Member in place of the Transferring Member, or the admission of an Additional Member, in each case, at the expense, including payment of any professional and filing fees incurred, of such Substituted Member or Additional Member; providedthat such expenses shall not be payable with respect to a Substituted Member or Additional Member that is or is to become an employee of the Company or any of its Subsidiaries, where the issuance or Transfer of an interest in the Company to such Person is in connection with their provision of services to the Company or any of its Subsidiaries.
          (b) Transferees to Execute Accession Agreement. Each Member agrees that it shall not, directly or indirectly Transfer any Units (other than to the Company or another Member) unless prior to the consummation of any such Transfer, the prospective Transferee executes and delivers to the Company a written agreement accepting and adopting all the terms and provisions of this Agreement, and agreeing to bound by its terms and conditions as a Substituted Member or Additional Member with the rights and obligations applicable to a Member holding the Class of Units to be held by such prospective Transferee substantially in the form attached hereto as Exhibit C (an “Accession Agreement”) The admission of any Person as a Substituted Member or an Additional Member shall be conditioned upon (i) such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (A) execution and delivery of a counterpart signature page to this Agreement countersigned by the Board of Managers on behalf of the Company or (B) an Accession Agreement.
          (c) Prohibited Transfers. Notwithstanding any contrary provision in this Agreement, in no event may any Transfer or Pledge of a Unit (other than an Exchange made pursuant to the Exchange Agreement), Equity Security or other Membership Interest in the Company be made by any Member or Assignee if:
               (i) such Transfer or Pledge is made to any Person who lacks the legal right, power or capacity to own such Unit or other interest in the Company;
               (ii) such Transfer or Pledge would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code;
               (iii) such Transfer or Pledge would require the registration of such Transferred Unit, Equity Security or other Membership Interest in the Company or of any Class of Unit, Equity Security or other Membership Interest in the Company pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;
               (iv) such Transfer or Pledge would cause any portion of the assets of the Company to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time;
               (v) such Transfer is by the Class A Holder to any Person other than Permitted Class A Holder that has been approved by the Members holding New Crumbs Class B Exchangeable Units in accordance with Section 7.4(b) or
               (vi) such Pledge is by the Class A Holder to any Person other than (X) a Permitted Class A Holder or (Y) a lender in connection with a bona fide third party debt financing or extension of credit (a “Permitted Pledge”); or
               (vii) to the extent requested by the Company, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and an Accession Agreement or other written instrument evidencing such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form reasonably satisfactory to the Company.

          In addition, notwithstanding any contrary provision in this Agreement, to the extent the Board of Managers acting in Good Faith shall determine that interests in the Company do not meet the requirements of Treasury Regulation section 1.7704-1(h), the Board of Managers may impose such restrictions on the Transfer of Units or other interests in the Company as the Board of Managers acting in Good Faith may reasonably determine to be necessary or advisable so that the Company is not treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.
          Any Transfer or Pledge in violation of Section 8.4 or this ýSection 8.5(c) shall be deemed a “Prohibited Transfer” and shall be null and void ab initio and of no effect.
     (d) Effect of Transfer to Substituted Member. Following the Transfer of any Unit, or other Membership Interest in the Company that is permitted under ýSection 8.4 and ýSection 8.5, the Transferee of such Unit or other interest in the Company shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such Unit or other Membership Interest in the Company, shall succeed to the Capital Account balance associated with such Unit or other interest in the Company, shall receive allocations and distributions under ARTICLE IV, ARTICLE V and Section 8.3 in respect of such Unit or other Membership Interest in the Company and otherwise shall become a Substituted Member entitled to all the rights of a Member with respect to such Unit or other Membership Interest in the Company.
          Section 8.6. Additional Requirements. Notwithstanding any contrary provision in this Agreement, for the avoidance of doubt, the Board of Managers may impose such additional vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions (“Additional Restrictions”) with respect to any Units or other Membership Interests in the Company that are outstanding as of the date of this Agreement or are created hereafter, with the written consent of the holder of such Units or other Membership Interests in the Company. Such Additional Restrictions need not be uniform among holders of Units or Membership Interests in the Company and may be waived or released by the Board of Managers in its sole discretion with respect to all or a portion of the Units or other Membership Interests in the Company owned by any one or more Members or Assignees at any time and from time to time, and such actions or omissions by the Board of Managers shall not constitute the breach of this Agreement or of any duty hereunder or otherwise existing at law, in equity or otherwise.
          Section 8.7. Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.
ARTICLE IX.
BOOKS AND RECORDS; FINANCIAL STATEMENTS
AND OTHER INFORMATION; TAX MATTERS
          Section 9.1. Books and Records. The Company shall keep at its principal executive office, it administrative office or such other office as the Board of Managers determines (i) this Agreement, (ii) correct and complete books and records of account (which, in the case of financial records, shall be kept in accordance with GAAP), (iii) minutes of the proceedings of meetings of the Members and the Board of Managers, (iv) a current list of the directors and officers of the Company and its Subsidiaries and their respective residence addresses, and (v) the Schedule of Members. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. Such books, records and minutes shall be open to inspection and examination at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member’s interest as a Member of the Company. Except as expressly set forth in this Agreement, notwithstanding the rights set forth in Section 18-305 of the Act, no Member shall have the right to obtain information from the Company.
          Section 9.2. Information.
     (a) The Members shall be supplied with all other Company information necessary to enable each Member to prepare its federal, state, and local income tax returns.
     (b) All determinations, valuations and other matters of judgment required to be made for ordinary course accounting purposes under this Agreement shall be made by the Board of Managers acting in Good Faith and shall be conclusive and binding on all Members, their Successors in Interest and any other Person who is a party to or otherwise bound by this Agreement, and to the fullest extent permitted by law or as otherwise provided in this Agreement, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.
          Section 9.3. Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each calendar year unless otherwise determined by the Board of Managers acting in Good Faith in accordance with Section 706 of the Code.
          Section 9.4. Certain Tax Matters.
     (a) Tax Matters Member. The Company and each Member hereby designate the Parent as the initial “tax matters partner” for purposes of Code Section 6231(a)(7) (the “Tax Matters Member”). The Tax Matters Member shall take reasonable action to cause each other Member to be treated as a “notice partner” within the meaning of Section 6231(a)(8) of the Code. All reasonable expenses incurred by a Member while acting in its capacity as Tax Matters Member shall be paid or reimbursed by the Company. Each Member shall be given at least five (5) business days advance notice from the Tax Matters Member of the time and place of, and shall have the right to participate in (i) any material aspect of any administrative proceeding relating to the determination of partnership items at the Company level and (ii) any material discussions with the Internal Revenue Service relating to allocations pursuant to ARTICLE V of this Agreement. The Tax Matters Member shall not initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Sections 6222 through 6234 of the Code that would legally bind any other Member or the Company without approval of the Members, which approval may not be unreasonably withheld; provided, however, that, for this purpose, it shall not be unreasonable for a Member to withhold such approval if the action proposed to be taken could affect adversely such Member. The Tax Matters Member shall cause the Company’s tax attorneys and accountants to confer with such other Member and its attorneys and accountants on any matters relating to Company tax return or any tax election.
     (b) Tax Returns
     (i) The Tax Matters Member shall timely cause to be prepared all U.S. federal, state, local and foreign tax returns and reports (including amended returns) of the Company for each year or period that such returns or reports are required to be filed and, subject to the remainder of this subsection, shall cause such tax returns to be timely filed. No later than thirty (30) days prior to filing of all income and franchise tax returns of the Company, the Tax Matters Member shall have provided copies of all such tax returns to the other Members for review. With respect to any income or franchise tax return of the Company, the other Members shall be entitled to provide reasonable comments on such tax returns to the Tax Matters Member no later than 15 days after receiving copies of such tax returns, and the Tax Matters Member shall incorporate such comments, where reasonable, prior to filing such returns. The other Members agree to assist the Tax Matters Member in preparing all income and franchise tax returns of the Company so as to ensure that all such returns are filed on a timely basis and no filing penalties are incurred to the extent reasonably possible.
     (ii) Within 90 days after the end of each Fiscal Year, or as soon as reasonably practical thereafter, the Tax Matters Member shall prepare and send, or cause to be prepared and sent, to each Person who was a Member at any time during such Fiscal Year copies of such information as may be required for U.S. federal, state, local and foreign income tax reporting purposes, including copies of Form 1065 and Schedule K-1 or any successor form or schedule, for such Person. At any time after such information has been provided, upon at least five (5) business days’ notice from a Member, the Tax Matters Member shall also provide each Member with a reasonable opportunity during ordinary business hours to review and make copies of all workpapers related to such information or to any return prepared under clause (ii) above. As soon as practicable following the end of each quarter (and in any event not later than thirty (30) days after the end of such quarter), the Tax Matters Member shall also cause to be provided to each Member an estimate of each Member’s share of all items of income, gain, loss, deduction and credit of the Company for the quarter just completed and for the Fiscal Year to date for federal income tax purposes
     (iii) Except as otherwise provided herein, each Member agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing its income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.
     (c) Tax Elections.

     (i) The Board of Managers shall cause the Company to make and to maintain and keep in effect at all times, in accordance with Sections 734, 743 and 754 of the Code and applicable Treasury Regulations and comparable state law provisions, an election to adjust basis in the event (A) any New Crumbs Class B Exchangeable Unit is Transferred in accordance with this Agreement or the Exchange Agreement or (B) any Company property is distributed to any Member.
     (ii) Except as otherwise provided herein, all other elections required or permitted to be made by the Company under the Code (or applicable foreign, state or local law) shall be made as may be determined by the Board of Managers acting in Good Faith to be in the best interest of the Members as a group.
     (d) Certain Filings. Upon the Transfer of an interest in the Company (within the meaning of the Code), a sale of Company assets or a liquidation of the Company, the Members shall provide the Board of Managers acting in Good Faith with information and shall make tax filings as reasonably requested by the Board of Managers and required under applicable law.
     (e) Tax Classification. The Tax Matters Member shall take such action as may be required under the Code and applicable Regulations to cause the Company to be taxable as a partnership for U.S. federal income tax purposes. To the extent the previous sentence does not govern the state and local classification of the Company, the Tax Matters Member shall take such action as may be required under any state or local law applicable to the Company to cause the Company to be taxable as, and in a manner consistent with, a partnership for state or local income tax purposes. No Member shall take any action inconsistent with such treatment for U.S. federal, state and local tax purposes.
     (f) Continuation of Legacy LLC. Solely for all applicable tax purposes, and for purposes of the maintenance of Capital Accounts and the allocation of Net Profits and Net Losses, including without limitation any special allocations, under ýARTICLE V, the Company is a continuation of the Company and this Agreement is a continuation of the Second Amended Agreement.
ARTICLE X.
DISPUTE RESOLUTION; ARBITRATION
          Section 10.1. Resolution of Disputes.
     (a) The Members and the Company shall attempt in good faith to resolve any controversy, dispute or claim arising out of or relating to this Agreement or the breach, termination, enforceability or validity hereof (collectively, a “Dispute”) promptly by negotiation between Members, officers or employees who have authority to settle the Dispute. Any Member or the Company may give any other Member or the Company a written notice (a “Dispute Notice”) setting forth with reason able specificity the nature of the Dispute and the identity of such first party’s representatives who shall attend and participate in the meeting at which such parties shall attempt to settle the Dispute. Following the receipt of a Dispute

Notice, the representatives of such Members and/or the Company shall meet as soon as is practicable at a mutually acceptable time and place to negotiate in good faith a settlement of the Dispute, and shall meet thereafter as they reasonably deem necessary. To the fullest extent permitted by Law, all negotiations pursuant to this ARTICLE X shall be confidential and shall be treated as compromise and settlement negotiations. To the fullest extent permitted by Law, nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.
     (b) If a Dispute has not been resolved within thirty (30) days after the receipt of a Dispute Notice through negotiation as provided in ARTICLE X, then the Dispute shall be finally settled by arbitration in accordance the Commercial Arbitration Rules (the “AAA Rules”) of the American Arbitration Association (“AAA”) and such right to arbitration as set forth herein shall be the exclusive remedy for the resolution of disputes arising hereunder. Any award rendered by the arbitrators shall be final and binding upon the Members and/or Company, and judgment upon such award may be entered in accordance with applicable Law in any court having jurisdiction. In all events, the arbitration provisions in this Agreement shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. The arbitration shall be held in the City of New York, unless the parties to such arbitration mutually agree to have such arbitration held elsewhere; provided, however, that nothing contained in this ARTICLE X shall be construed to limit or preclude a Member from bringing any action in the Court of Chancery of the State of Delaware for injunctive or other provisional relief to prevent immediate and irreparable harm. In the event such an action does not fall within the scope of subject matter jurisdiction of Court of Chancery of the State of Delaware, such an action may be brought in the Supreme Court of the State of New York, New York County. The Company and the Members agree to submit to the exclusive personal jurisdiction of the courts referenced in the preceding sentence in the event that an action is commenced pursuant to the preceding sentence.
          Section 10.2. Arbitrators. Any arbitration proceeding commenced pursuant to this ARTICLE X shall be conducted before three (3) arbitrators, at least one of whom shall be an attorney experienced in corporate transactions. The arbitrators shall be chosen in accordance with the AAA Rules. Notwithstanding the preceding sentence, to the extent that any Dispute hereunder involves the Class A Holder or the Company, on the one hand, and one or more Members other than the Class A Holder, on the other hand, one arbitrator shall be chosen by the Class A Holder, one arbitrator shall be chosen by the Members other than the Class A Holder, and the third arbitrator shall be chosen by the other two (2) arbitrators, or, if they should fail to agree on the third arbitrator, by the AAA. Each party shall be entitled to reasonable discovery rights, and issues as to discovery shall be determined by the arbitral panel applying the Laws of the State of Delaware as more fully provided in Section 10.3 and Section 11.2. The decision of a majority of the arbitrators shall be the decision of the arbitrators.
          Section 10.3. Delaware Arbitration Act. This ARTICLE X shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration

          Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this ARTICLE X, including any AAA Rules, shall be invalid or unenforceable under the Delaware Arbitration Act or other applicable Law, such invalidity shall not invalidate all of this ARTICLE X. In that case, this ARTICLE X shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable Law, and, in the event such term or provision cannot be so limited, this ARTICLE X shall be construed to omit such invalid or unenforceable provision.
MISCELLANEOUS
          Section 11.1. Schedules. The Board of Managers may from time to time execute and deliver to the Members schedules which set forth information contained in the books and records of the Company and any other matters deemed appropriate by the Board of Managers acting in Good Faith. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.
          Section 11.2. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.
          Section 11.3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).
          Section 11.4. Amendments and Waivers. Except as otherwise provided herein, this Agreement may be amended, supplemented, waived or modified only with the written consent of two-thirds of the Units voting as a single class in accordance with Section 7.4(d) hereof; provided that, (i) no amendment, supplement, waiver or modification may disproportionately and adversely affect any Member without the written consent of such Member and (ii) and any amendment, supplement, waiver or modification which disproportionately and adversely impacts any Class of Units must be approved by the holders of such Class of Units in accordance with Section 7.4(b) or Section 7.4(c), as applicable; provided further, however, that notwithstanding the foregoing, the Board of Managers may, without the written consent of any other Member or any other Person, amend, supplement, or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, as necessary to reflect: (1) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement; (2) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; provided, further, that the books and records of the Company shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member, the adjustment of the Units or other Membership Interests in the Company resulting from any issuance, Transfer or other disposition of Units or other Membership Interests in the Company, in each case that is made in accordance with the provisions hereof. If an amendment has been approved in accordance with this Agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Board of Managers and the other Members shall be deemed a party to and bound by such amendment.
          The Board of Managers may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under Proposed Treasury Regulation Section 1.83-3(l) (or any similar provision) under which the fair market value of a partnership interest (or interest in an entity treated as a partnership for U.S. federal income tax purposes) that is transferred is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Company and each of its Members to comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all partnership interests (or interest in an entity treated as a partnership for U.S. federal income tax purposes) transferred in connection with the performance of services while the election remains effective, (iii) the allocation of items of income, gains, deductions and losses required by the final regulations similar to Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(b) and (c), and (iv) any other related amendments.
          Notwithstanding the foregoing, in addition to any other consent that may be required, any amendment of this Agreement that requires a holder of New Crumbs Class B Exchangeable Units on the date hereof to make a Capital Contribution (including as a condition to maintaining any rights necessary to permit such holders to exercise their rights under the Exchange Agreement) shall require the consent of such holder of New Crumbs Class B Exchangeable Units.
          No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          Section 11.5. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Member at such Member’s address or facsimile number shown on Exhibit D attached hereto, or, if given to the Company, at the following address:
Crumbs Holdings LLC
110 West 40th Street
Suite 2100
New York, New York 10018
Attention: Chief Executive Officer
Facsimile: (212) 221-7107

with a copy (which shall not constitute notice to the Company) to:
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention: Bruce Mendelsohn
Facsimile: (212) 872-1002
          Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) when sent by facsimile to the recipient (with confirmation of receipt), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (d) three (3) Business Days after being deposited in the mails (first class or airmail postage prepaid).
          Section 11.6. Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
          Section 11.7. Power of Attorney. Each Member hereby irrevocably appoints the Board of Managers as such Member’s true and lawful representative and attorney in fact, each acting alone, in such Member’s name, place and stead, (a) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement, which has been approved in accordance with the terms of this Agreement, or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (b) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability, incapacity, bankruptcy or dissolution of such Member. No power of attorney granted in this Agreement shall revoke any previously granted power of attorney.
          Section 11.8. Entire Agreement. This Agreement, the Business Combination Agreement, the Exchange Agreement, the Tax Receivable Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement. Except as set forth in the foregoing, there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement amends, restates and supersedes the Second Amended Agreement and supersedes all prior agreements and understandings between the parties with respect to such subject matter, including the Original Agreement, the First Amended Agreement and the Second Amended Agreement and all prior subscription agreements related thereto, including the Subscription Agreement.

          Section 11.9. Remedies; Specific Performance. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.
          Section 11.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          Section 11.11. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, distributions, capital or property other than as a secured creditor.
          Section 11.12. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
          Section 11.13. Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
          Section 11.14. Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

CLASS A HOLDER: 57TH STREET GENERAL ACQUISITION CORP.
By:	/s/ Mark Klein
	Name:	Mark Klein
	Title:	Chairman and CEO

OTHER MEMBERS:
/s/ Jason Bauer
Jason Bauer

/s/ Mia Bauer
Mia Bauer

/s/ Victor Bau
Victor Bauer

CRUMBS, INC.
By:	/s/ Jason Bauer
	Name:	Jason Bauer
	Title:	President

EHL HOLDINGS LLC
By:	/s/ Edwin Lewis
	Name:	Edwin Lewis
	Title:	Chairman

/s/ John D. Ireland
John D. Ireland

[Signature Page to Third A&R LLC Agreement]

EXHIBIT A
BOARD OF MANAGERS
1. Jason Bauer
2. Julian R. Geiger
3. Mark D. Klein
4. Frederick Kraegel
5. Edwin Lewis*
6. Leonard A. Potter
7. Jeffrey Roseman
* Denotes non-executive Chair
[Exhibit A to the Third A&R LLC Agreement]
A-1

EXHIBIT B
OFFICERS

Name	Title
Jason Bauer	Chief Executive Officer and President
John D. Ireland	Chief Financial Officer and Treasurer
Mia Bauer	Vice President and Chief Creative Officer
Harley Bauer	Vice President and Chief Development Officer
Gary Morrow	Vice President of Store Operations
Ronda S. Kase	Secretary
[Exhibit B to the Third A&R LLC Agreement]
B-1

EXHIBIT C
FORM OF ACCESSION AGREEMENT
     THIS ACCESSION AGREEMENT (this “Agreement”) to the Third Amended and Restated Limited Liability Company Agreement of Crumbs Holdings LLC, a Delaware limited liability company (the “Company”), dated as of May 5, 2011 (as amended from time to time in accordance with its terms, the “LLC Agreement”), by and among the Company and the members from time to time party thereto (the “Members”), is dated as of [Day][Month], [Year], by [· ], a [· ] (“New Member”), for the benefit of the Company and the Members. Capitalized terms used and not defined herein shall have the meanings attributable thereto in the LLC Agreement.
          WHEREAS, New Member wishes to become a Substituted Member or Additional Member, as the case may be;
          WHEREAS, pursuant to ýSection 8.5 of the LLC Agreement, New Member must enter into an Accession Agreement for the benefit of the Company and the Members prior to becoming a Substituted Member or Additional Member, as the case may be, by executing an agreement substantially in the form attached to the LLC Agreement as Exhibit C;
          NOW THEREFORE, the New Member agrees, for the benefit of the Company and the Members, as follows:
          SECTION 1. Accession to the LLC Agreement. In accordance with the requirements of ýSection 8.5 of the LLC Agreement:
               a) New Member hereby accedes and becomes a party to the LLC Agreement with the same force and effect as if originally named therein as a Member and agrees to be bound by the terms and conditions of the LLC Agreement as Substituted Member or Additional Member, as the case may be, with all the rights and obligations of a Member holding the Class of Units to be held by New Member as set forth in the LLC Agreement. [For the avoidance of doubt, New Member acknowledges that he, she, or it is becoming a Substituted Member for [the Class A Holder/a holder of New Crumbs Class B Exchangeable Units] and hereby accedes and becomes a party to the LLC Agreement with the same force and effect as if originally named therein as the [Class A Holder/a holder of New Crumbs Class B Exchangeable Units] and agrees to be bound by the terms and conditions of the LLC Agreement as the [Class A Holder/a holder of New Crumbs Class B Exchangeable Units], with all the rights and obligations of the [Class A Holder/a holder of New Crumbs Class B Exchangeable Units] as set forth in the LLC Agreement]; and
               b) the Company hereby acknowledges that this Agreement constitutes an Accession Agreement that satisfies the requirements of ýSection 8.5 of the LLC Agreement.
[Exhibit C to the Third A&R LLC Agreement]
C-1

          SECTION 2. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, the Company and any Member.
          SECTION 3. Governing Law. This Accession Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, excluding any conflict of law rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.
          SECTION 4. Counterparts. This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.
          SECTION 5. Delivery by Facsimile or Email. This Agreement, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.
[Signature page follows]
[Exhibit C to the Third A&R LLC Agreement]
C-2

     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement effective as of the date first written above.

[NEW MEMBER]
By:
Name:
Title:

Acknowledged by: CRUMBS HOLDINGS LLC
By:
Name:
Title:

[Signature Page to Accession Agreement]

EXHIBIT D
Members Notices

Name	Address

Holders of New Crumbs Class B Exchangeable Units

Jason Bauer	Crumbs Holdings LLC 110 West 40th Street Suite 2100 New York, New York 10018 Attention: Jason Bauer Facsimile: (212) 221-7107

Mia Bauer	c/o Jason Bauer Crumbs Holdings LLC 110 West 40th Street Suite 2100 New York, New York 10018 Attention: Jason Bauer Facsimile: (212) 221-7107

Victor Bauer	254 East 68th Street Apt 26B New York, NY 10065 Facsimile: (646) 619-4878

Crumbs, Inc.	c/o Crumbs Holdings LLC 110 West 40th Street Suite 2100 New York, New York 10018 Attention: Jason Bauer Facsimile: (212) 221-7107

EHL Holdings LLC	220 S. Morris St. Box 8 Oxford, MD 21654 Facsimile: (410) 673-1385 Attention: Edwin Lewis

John D. Ireland	c/o Crumbs Holdings LLC 24764 Pealiquor Rd Denton, MD 21629 Facsimile: (410) 673-1385

Holders of New Crumbs Class A Voting Units

57th Street General Acquisition Corp.	c/o Crumbs Holdings LLC 110 West 40th Street Suite 2100 New York, New York 10018 Attention: Chief Executive Officer
Facsimile: (212) 221-7107
[Exhibit D to the Third A&R LLC Agreement]
D-1